EXHIBIT 99.4

LMI Aerospace, Inc.
Pro Forma Financial Information
(Unaudited)

The following unaudited pro forma financial statements reflect the acquisition of D3 Technologies, Inc. (“D3”) by LMI Aerospace, Inc. (“LMI”) on July 31, 2007 for $65,000,000. Approximately $38.5 million of the acquisition and related costs were financed with bank borrowings and the remainder with LMI’s cash.

The unaudited pro forma condensed combined balance sheet at June 30, 2007 gives effect to the acquisition of D3 assuming the transaction was consummated as of June 30, 2007. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2006 and the six months ended June 30, 2007 give effect to the acquisition of D3 assuming the transaction was consummated as of January 1, 2006.

The D3 acquisition will be accounted for using the purchase method of accounting. The purchase price will be allocated to acquired assets and liabilities based on their estimated fair values at the date of acquisition, and any excess will be allocated to goodwill. The amount and allocation of the purchase price is subject to revision, which is not expected to be material, based on the final determination of the fair value of certain acquired assets and total transaction costs. The results of D3 will actually be included in the consolidated results of LMI Form 10-Q beginning the period ended September 30, 2007.

The unaudited pro forma condensed combined statements of operations are not necessarily indicative of the operating results that would have been achieved had the acquisition been consummated on January 1, 2006 and should not be construed as representative of future operating results. The pro forma financial statements should also be read in conjunction with LMI’s consolidated financial statements and notes set forth on Form 10-K for the year ended December 31, 2006.

LMI Aerospace, Inc.
Pro Forma Condensed Combined Balance Sheet
June 30, 2007
(Amounts in thousands)
(Unaudited)

	LMI Aerospace, Inc.	D3 Technologies, Inc.	Pro Forma Adjustments		LMI Aerospace, Inc. and D3 Combined

Assets
Current assets:
Cash and cash equivalents	$9,985	$7,579	$(10,276	)(a)	$7,288
Short-term investments	16,224	-	(16,224	)(a)	-
Trade accounts receivable, net of allowance for doubtful accounts	19,171	9,552			28,723
Inventories	37,200	-			37,200
Prepaid expenses and other current assets	1,622	217			1,839
Deferred income taxes	2,199	322			2,521
Income taxes receivable	548	-			548
Total current assets	86,949	17,670	(26,500)		78,119

Property, plant and equipment, net	17,585	3,011			20,596
Excess of Cost Over Net Tangible Assets Acquired	-	-	56,526	(b)	56,526
Goodwill	5,653	-			5,653
Customer intangible assets, net	3,220	-			3,220
Other assets	934	43			977
Total assets	$114,341	$20,724	$30,026		$165,091

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,878	$1,348			$9,226
Accrued expenses	4,447	4,104	1,400	(c)	9,951
Short-term deferred gain on sale of real estate	233	-			233
Current installments of long-term debt and capital lease obligations	319	227			546
Total current liabilities	12,877	5,679	1,400		19,956

Long-term deferred gain on sale of real estate	3,890	-			3,890
Long-term debt and capital lease obligations, less current installments	776	111	38,500	(d)	39,387
Deferred income taxes	965	195	4,865	(e)	6,025
Total long-term liabilities	5,631	306	43,365		49,302

Stockholders’ equity:	95,833	14,739	(14,739	)(f)	95,833
Total liabilities and stockholders’ equity	$114,341	$20,724	$30,026		$165,091

(a)	This adjustment is made to reflect cash used to acquire D3 Technologies, Inc.

(b)	This adjustment is made to reflect the excess of acquisition cost over the fair value of net tangible assets acquired. The amount is allocated to the following intangible assets:

	Trade Name	$4,222
	Customer Relationship	12,636
	Goodwill	39,668
		$56,526

	The amount of Customer Relationship will be amortized over 15.4 years based on the undiscounted cash flow attributed to the asset over such period.

(c)	This adjustment is made to reflect estimated transaction costs payable.

(d)	This adjustment is made to reflect bank borrowings required to finance the transaction.

(e)	This adjustment is made to reflect deferred tax liability resulting from the acquired intangibles.

(f)	This adjustment is made to eliminate the shareholders' equity accounts of D3 Technologies, Inc.

LMI Aerospace, Inc.
Pro Forma Condensed Combined Statement of Operations
Year Ended December 31, 2006
(Amounts in thousands, except share and per share data)

	LMI Aerospace, Inc.	D3 Technologies, Inc.	Pro Forma Adjustments			LMI Aerospace, Inc. and D3 Combined

Net sales	$122,993	$63,981	$			$186,974
Cost of sales	89,527	51,582				141,109
Gross profit	33,466	12,399				45,865

Selling, general and administrative expenses	17,243	4,034		2,651	(a)	23,928
Income from operations	16,223	8,365		(2,651)		21,937

Other income (expense):
Interest income (expense), net	(93)	88		(3,689	)(b)	(3,694)
Other, net	(121)	(6)				(127)
Income before income taxes	16,009	8,447		(6,340)		18,116

Provision for income taxes	5,334	3,319		(2,204	)(c)	6,449
Net income	$10,675	$5,128		$(4,136)		$11,667

Amounts per common share:
Net income per common share	$1.02					$1.11

Net income per common share assuming dilution	$1.01					$1.10

Weighted average common shares outstanding	10,494,747			14,065	(d)	10,508,812

Weighted average dilutive common shares outstanding	10,615,251			14,647	(e)	10,629,898

(a)	This adjustment includes $1,029 amortization expense of acquired intangible assets over 15.4 years based on the
	undiscounted cash flow attributed to the asset. Also included is $1,622 compensation expense related to restricted
	shares issued to D3 management upon the acquisition. The total of 210,874 shares issued had an approximate grant
	date fair value of $4,865 and will vest over five years at the following rate:

		Percentage of shares vesting	Estimated Compensation Expense
	Year 1	6.7%	$1,622
	Year 2	13.3%	1,297
	Year 3	20.0%	973
	Year 4	26.7%	649
	Year 5	33.3%	324
		100.0%	$4,865

(b)	This adjustment is made to reflect $2,695 incremental interest on bank borrowings used to finance the transaction at an
	approximate rate of 7%, as well as $1,046 reduction of interest income from cash used in the transaction

(c)	This adjustment is made to reflect the combined tax rate of 35.6% based on the weighted average effective tax rate for
	LMI and D3.

(d)	This adjustment is made to reflect the vesting of restricted shares issued to D3 management upon the
	acquisition.

(e)	This adjustment is made to reflect the incremental shares, using the if converted treasury stock method, in relation to
	the restricted shares issued to D3 management upon the acquisition.

LMI Aerospace, Inc.
Pro Forma Condensed Combined Statement of Operations
Six Months Ended June 30, 2007
(Amounts in thousands, except share and per share data)

	LMI Aerospace, Inc.	D3 Technologies, Inc.		Pro Forma Adjustments		LMI Aerospace, Inc. and D3 Combined

Net sales	$66,112	$36,952	$			$103,064
Cost of sales	48,623	30,122				78,745
Gross profit	17,489	6,830				24,319

Selling, general and administrative expenses	9,943	2,699		1,224	(a)	13,866
Income from operations	7,546	4,131		(1,224)		10,453

Other income (expense):
Interest income (expense), net	391	74		(2,010)	(b)	(1,545)
Other, net	(23)	-				(23)
Income before income taxes	7,914	4,205		(3,234)		8,885

Provision for income taxes	2,782	1,640		(1,135)	(c)	3,287
Net income	$5,132	$2,565		$(2,099)		$5,598

Amounts per common share:
Net income per common share	$0.46					$0.50

Net income per common share assuming dilution	$0.46					$0.50

Weighted average common shares outstanding	11,150,899			14,066	(d)	11,164,965

Weighted average dilutive common shares outstanding	11,271,228			23,436	(e)	11,294,664

(a)	This adjustment includes $575 amortization expense of acquired intangible assets over 15.4 years based on the undiscounted cash flow
	attributed to the asset. Also included is $649 compensation expense related to restricted shares issued to D3 management upon the
	acquisition. The total of 210,874 shares issued had an approximate grant date fair value of $4,865 and will vest over five years at the following rate:

		Percentage of shares vesting	Estimated Compensation Expense
	Year 1	6.7%	$1,622
	Year 2	13.3%	1,297
	Year 3	20.0%	973
	Year 4	26.7%	649
	Year 5	33.3%	324
		100.0%	$4,865

(b)	This adjustment is made to reflect $1,347 incremental interest on bank borrowings used to finance the transaction at an approximate
	rate of 7%, as well as $698 reduction in interest income from cash used in the transaction.

(c)	This adjustment is made to reflect the combined tax rate of 37.0% based on the weighted average effective tax rate for LMI and D3.

(d)	This adjustment is made to reflect the vesting of restricted shares issued to D3 management upon the acquisition.

(e)	This adjustment is made to reflect the incremental shares, using the if converted treasury stock method, in relation to the restricted shares
	issued to D3 management upon the acquisition.

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